Exhibit 10.3
CONTRACT
     THIS CONTRACT (the “Agreement”) is entered into this 17th day of June, 2006 and shall be effective as of the Effective Date (as hereinafter defined) by and among VERSO TECHNOLOGIES, INC., 400 Galleria Parkway, Suite 200, Atlanta, Georgia 30339, hereinafter sometimes called “VERSO,” VERSO VERILINK, LLC, 400 Galleria Parkway, Suite 200, Atlanta, Georgia 30339, a wholly-owned subsidiary of VERSO, hereinafter sometimes called “VV” and together with VERSO, the “VERSO Parties”, and CM SOLUTIONS, INC., 2674 South Harper Road, Corinth, Mississippi, 38834, hereinafter sometimes called “CM.”
     WHEREAS, VV is the owner of various inventory comprised of electronic components, including, but not limited to, integrated circuits, resistors, capacitors, and other related items; and
     WHEREAS, VV desires to sell, and CM desires to purchase, $4,000,000.00 in such electronic components upon the terms and conditions hereinafter set forth; and
     WHEREAS, in consideration of CM purchasing such components, the VERSO Parties agree to purchase the assembled products utilizing such components and further agree to provide purchase orders to CM in a minimum amount of $2,000,000.00 per quarter for the next three (3) years, all upon the terms and conditions hereinafter set forth.
     NOW THEREFORE, for and consideration of $10.00 and the mutual benefits derived herefrom and other good and valuable consideration VERSO Parties and CM do hereby contract and agree as follows:
     1) CM shall purchase $4,000,000.00 in various electronic components, including, but not limited to, integrated circuits, resistors, capacitors and other related items. A copy of such electronic components is attached hereto as “Exhibit A” and incorporated herein by reference as if copied fully in words and figures. CM shall pay the sum of $2,000,000.00 for an outright purchase of $2,000,000.00 of such electronic components. This payment shall be made to VERSO within two (2) business days of the Effective Date (as hereinafter defined). CM shall hold the remaining $2,000,000.00 of electronic components. Upon the purchase by the VERSO Parties of least $2,000,000.00 in products of original inventory as described on “Exhibit A”, CM shall (without any additional consideration) assign to VV the remainder of such unused original inventory and CM shall be excused from making any additional payment pursuant to Paragraph 1, and whereupon VV shall instruct CM to hold such components on assignment for the benefit of the VERSO Parties. CM may only use the purchased electronic components to fulfill the purchase orders of the VERSO Parties, unless the VERSO Parties otherwise agree.
     VV represents it has physically delivered to CM various electronic components, including but not limited to integrated circuits, resistors, capacitors and other related items as described in “Exhibit A” attached hereto. VV and CM each acknowledge that neither has had an opportunity to conduct a physical inventory of such electronic components set forth in “Exhibit A” attached hereto and in the event there is a discrepancy in the quantity of items described in “Exhibit A” and that actually delivered to CM, VV and/or CM may request a physical audit of such electronic components and any such issues shall be resolved by making an inventory adjustment.
     2) The VERSO Parties agree to purchase the product assembled using the electronic components from CM as follows:
     Within one (1) year from the date of this Agreement the VERSO Parties shall purchase $1,000,000.00 of original inventory as described in “Exhibit A” of such assembled product, plus pay a surcharge of $160,000.00 in cash within twelve (12) months from the date of this Agreement. Within twenty-four (24) months from date of this Agreement the VERSO Parties shall purchase an additional $1,000,000.00 of original inventory in product and pay a surcharge of $80,000.00 in cash.
     During the first year of this Agreement, in the event the VERSO Parties fail to purchase $1,000,000.00 in products of original inventory as described in “Exhibit A”, the VERSO Parties shall pay in cash the difference in the above amount of product purchased by VERSO and $1,160.000.00 on or before the 17th day of August , 2007. This payment shall be the only obligation of the VERSO Parties and CM’s only remedy in the event the VERSO Parties fail to make this purchase.
     During the second year of this Agreement in the event the VERSO Parties fail to purchase an additional $1,000,000.00 of original inventory as described in “Exhibit A”, the VERSO Parties shall pay in cash the difference in the above amount of product purchased by VERSO and $1,080,000.00 on or before the 17th day of August, 2008. This payment shall be the only obligation of the VERSO Parties and CM’s only remedy in the event the VERSO Parties fail to make this purchase.
     In the event, the VERSO Parties purchase $2,000,000.00 of original inventory as described in “Exhibit A” from CM, prior to the expiration of 24 months from the date of this Agreement CM shall prorate surcharge. The VERSO Parties shall pay to CM such prorata surcharge within thirty (30) days of such notice to the VERSO Parties by CM of such amount.
     3) The VERSO Parties shall provide CM a minimum of $2,000,000.00 in purchase orders for electronic products each quarter beginning the date of this Agreement for the next three (3) years, being a total of $8,000,000.00 per year in electronic products.

     4) In the event, the VERSO Parties fail to provide a minimum of $2,000,000.00 in purchase orders per quarter in electronic products for the next three (3) years, the VERSO Parties shall pay to CM as damages for any purchase orders totaling less than $2,000,000.00 in any quarter the sum of $25,000.00 for each quarter such purchase orders fall below $2,000,000.00. This payment shall be the only obligation of the VERSO Parties and CM’s only remedy in the event the VERSO Parties fail to make this purchase.
     Notwithstanding the foregoing, if the VERSO Parties purchase the assembled products using the electronic components from CM as provided in Paragraph 2 of this Agreement and pay the surcharge as set forth in Paragraph 2 of this Agreement, then the VERSO Parties shall have no obligation to pay any amount pursuant to this paragraph. In addition, notwithstanding anything herein to the contrary, the VERSO Parties shall have no obligation to pay any surcharges or damages pursuant to this Agreement for failing to purchase assembled products using the electronic components within specified time frames if such failure results from CM’s inability or failure to perform in a timely manner its obligations in respect of the manufacture of such products.
     5) The VERSO Parties and CM each acknowledge that CM shall be entitled to pledge all or any part of such electronic components purchased herein to secure any indebtedness for the purchase of such electronic components from VV.
     6) As a condition precedent to the effectiveness of this Agreement, all electronic components to be purchased hereto shall be inspected by CM and deemed usable by CM in making product and shall be located at its place of business at 2674 South Harper Road, Corinth, Mississippi 38834. CM shall inspect such components and deliver a notice of acceptance to the VERSO Parties within 0 days of the date hereof, the date of delivery of such notice is referred to herein as the “Effective Date”. Any unusable product as determined by CM, in its good faith discretion, shall not be purchased by CM hereunder and shall be returned by CM to the VERSO Parties and the VERSO Parties shall repurchase or exchange, as the case may be, such product for the price set forth in “Exhibit A”.
     7) CM shall be responsible for all risk of loss to the electronic components upon delivery of the components to CM’s facility until the balance of any such electronic components are assigned to VV as provided in Paragraph 1 of this agreement. Upon such assignment VV shall assume the risks of providing insurance for such electronic components and the obligation to pay for such insurance. VV may request CM to continue to provide insurance under its policy of insurance as long as such components are located at the facility of CM in Corinth, Mississippi; however, such request shall be in writing and VV shall promptly reimburse CM for the additional costs related to insuring such electronic components.
     8) All purchases of products by the VERSO Parties from CM shall be subject to the provisions of the Manufacturing Agreement to be signed by the VERSO Parties and CM, including the pricing, inspection and warranty provisions of such agreement. Such manufacturing agreement shall be signed contemporaneously with this agreement and is made a part of this agreement by reference.
     9) VV warrants that it is the owner of all property described in “Exhibit A” attached hereto and all such property is conveyed to CM free from any adverse lien, security interest or encumbrance and that VV will defend title against all claims and demands of all persons any time claiming the same or any interest therein.
     10) If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforcement of the remaining provisions of this Agreement.

     11) This Agreement shall inure for the benefit of the parties hereto and their respective representatives, successors and assigns. No party hereto shall assign any rights hereunder without the consent of the other parties hereto.
     12) This Agreement has been delivered by the VERSO Parties to CM in the City of Corinth, County of Alcorn, State of Mississippi and shall be governed and construed in accordance with the laws of the State of Mississippi.
     13) If a dispute should arise, the parties shall have the option to submit the dispute to arbitration under the rules for commercial arbitration of the American Arbitration Association.
     WITNESS OUR SIGNATURES, this the 17th day of July, 2006.

	VERSO TECHNOLOGIES, INC.		CM SOLUTIONS, INC.

By:	/s/ Juliet M. Reising	By:	/s/ Michael Driste

	Juliet M. Reising		Michael Driste

	Printed Name		MICHAEL DRISTE
PRESIDENT
EVP & CEO
Title

VERSO VERILINK, LLC

By:	/s/ Juliet M. Reising

Juliet M. Reising

Printed Name

EVP & CEO
Title